UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2013

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective October 1, 2013, UGI Energy Services, Inc. ("UGIES"), an indirect, wholly owned subsidiary of UGI Corporation ("UGI"), merged with and into UGI Newco, LLC ("Newco"), an indirect, wholly owned subsidiary of UGI. Newco changed its name to UGI Energy Services, LLC ("UGI LLC") immediately following the merger on October 1, 2013. The merger and name change were part of a corporate restructuring at UGIES.

In connection with the restructuring, on October 1, 2013, UGIES and Newco entered into an Assumption Agreement whereby Newco assumed all of UGIES’s rights, duties, obligations and liabilities under the Credit Agreement (defined below), including, without limitation, the right to obtain loans and request the issuance of letters of credit, all on the terms and subject to the conditions set forth in the Credit Agreement.

On December 18, 2012, UGIES, as borrower, entered into an amended and restated unsecured credit agreement (the "Credit Agreement") with a group of lenders, including JPMorgan Chase Bank, N.A., as Administrative Agent (the "Agent"). A copy of the Credit Agreement was filed on December 21, 2012 as Exhibit 10.1 to UGI's Current Report on Form 8-K.

Also in connection with the restructuring, UGI LLC, as successor to UGIES, and Energy Services Funding Corporation ("ESFC"), a wholly owned special purpose subsidiary of UGI LLC, entered into Amendment No. 13 (the "RPA Amendment") to the Receivables Purchase Agreement, dated as of November 30, 2001 (as amended, supplemented or modified from time to time, the "RPA"), among UGIES, as servicer, ESFC, as seller, Market Street Funding LLC, as issuer (the "Issuer"), and PNC Bank, National Association, as administrator ("PNC"). The RPA Amendment provides for (i) the assignment by the Issuer to PNC of Issuer’s rights under, interest in, title to and all its obligations under the RPA, (ii) the removal of Issuer as a party to the RPA, and (iii) the assumption by UGI LLC of all of UGIES’s rights, duties and obligations under the RPA.

The underlying RPA was entered into in conjunction with a Purchase and Sale Agreement, dated as of November 30, 2001 (as amended, supplemented or modified from time to time, the "PSA") between UGIES and ESFC. On October 1, 2013, UGI LLC and ESFC entered into Amendment No. 4 (the "PSA Amendment") to the PSA. The PSA Amendment provides for the assumption by UGI LLC of UGIES’s rights, duties and obligations under the PSA.

Under the RPA, UGI LLC, as successor to UGIES, transfers, on an ongoing basis and without recourse, its trade accounts receivable to ESFC. ESFC, in turn, has in the past sold, and subject to certain conditions, may from time to time in the future sell, an undivided interest in some or all of the receivables to PNC, as successor to the Issuer. ESFC’s and UGI LLC’s obligations under the RPA and PSA are secured by all receivables under the receivables pool, as well as the related security, the collections thereof and the lock-box accounts into which the proceeds thereof are to be remitted.

The scheduled termination date of the RPA is November 1, 2013, although the RPA may terminate prior to such date upon a termination event. The RPA contains customary indemnifications by ESFC and UGI LLC, as successor to UGIES, as servicer, as well as customary representations and warranties and affirmative and negative covenants applicable to ESFC as seller and UGI LLC as servicer for agreements of this type.

The PSA provides for customary termination events (in certain cases, with grace or cure periods), including, among other things, the event of nonpayment of amounts due under the RPA, a representation or warranty proving to have been incorrect when made, failure to comply with covenants and limitations on certain ratios with respect to receivables, and a change of control of UGI LLC or ESFC.

PNC or its affiliates has in the past, and may in the future, lend to UGI or its affiliates, provide other fee-based financial services, and act in various agency roles under credit facilities of the Registrant or its affiliates. Affiliates of PNC have in the past, and may in the future, provide UGI or its affiliates with investment banking and advisory services for which they have received, and in the future may receive, customary compensation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

October 7, 2013	By:	Monica M. Gaudiosi

Name: Monica M. Gaudiosi
Title: Vice President and General Counsel, Secretary